Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FIRST QUARTER ENDED DECEMBER 31, 2015

•	Total revenue grew 2.4%, up 11.1% on a constant-currency basis
•	Digital revenue grew 18.0%, up 25.2% on a constant-currency basis
•	OIBDA was $137 million versus $102 million in the prior-year quarter
•	Net income was $28 million versus a net loss of $41 million in the prior-year quarter

NEW YORK, New York, February 4, 2016—Warner Music Group Corp. today announced its first-quarter financial results for the period ended December 31, 2015.

“We delivered another strong quarter, thanks to great music from our artists and excellent execution from our worldwide team,” said Stephen Cooper, Warner Music Group’s CEO.  “Subscription streaming is a major driver of our growth and streaming revenue remains on a trajectory to become our largest revenue source.”

“We achieved robust growth in revenue, OIBDA, margin and cash flow,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “I am also pleased with our recently announced plans to redeem $50 million of our senior notes with cash on hand, which will further strengthen our balance sheet.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$849	$829	2%
Digital revenue	348	295	18%
Operating income	62	23	-
Adjusted operating income⁯(1)	62	37	68%
OIBDA(1)	137	102	34%
Adjusted OIBDA(1)	137	116	18%
Net income (loss)	28	(41)	-
Adjusted net income (loss) (1)	28	(27)	-
Net cash provided by operating activities	61	35	74%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 2.4% (or 11.1% in constant currency).  Growth in Recorded Music digital, licensing and artist services and expanded-rights revenue as well as growth in Music Publishing digital revenue was partially offset by declines in Recorded Music physical revenue and Music Publishing mechanical, performance and synchronization revenue.  On a regional basis, as-reported revenue grew in the U.S., Latin America and Asia, offset by currency-related declines across Europe.  Digital revenue grew 18.0% (or 25.2% in constant currency), and represented 41.0% of total revenue, compared to 35.6% in the prior-year quarter.  Streaming revenue growth more than offset declines in download revenue.

Operating income was $62 million compared to $23 million in the prior-year quarter.  OIBDA increased 34.3% to $137 million from $102 million in the prior-year quarter and OIBDA margin rose to 16.1% from 12.3% in the prior-year quarter.  The increase in operating income, OIBDA and OIBDA margin is largely the result of the increase in revenue and the revenue mix.  Adjusted OIBDA rose 18.1% and Adjusted OIBDA margin rose 2.1 percentage points to 16.1% from 14.0%.

Net income was $28 million compared to a net loss of $41 million in the prior-year quarter.  Net income improved as a result of the increase in revenue and OIBDA, currency-related gains on the company’s Euro-denominated debt and a $3 million income tax benefit versus a $9 million income tax expense in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude the impact of PLG-related expenses, other cost-savings initiatives and expenses related to moving the company’s corporate headquarters.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

As of December 31, 2015, the company reported a cash balance of $278 million, total debt of $2.986 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.708 billion.  There was no balance outstanding on the company’s revolver at the end of the quarter.

Cash provided by operating activities was $61 million compared to $35 million in the prior-year quarter.  The change is largely a result of improved OIBDA.  Free Cash Flow, defined below, was $43 million compared to negative $2 million in the prior-year quarter, reflecting the improvements in cash provided by operating activities and lower capital expenditures, which, in the prior-year quarter included amounts related to moving the company’s corporate headquarters.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$737	$714	3%
Digital revenue	322	272	18%
Operating income	98	52	88%
Adjusted operating income⁯(1)	98	58	69%
OIBDA(1)	152	111	37%
Adjusted OIBDA(1)	152	117	30%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 3.2% (or 11.8% in constant currency).  Strength in digital, licensing and artist services and expanded-rights revenue was partially offset by a decline in physical revenue.  The decline in physical revenue was driven by the ongoing shift to digital, currency exchange rates, and a higher level of physically centric releases in the prior-year quarter.  Digital growth reflects a continuing shift to streaming revenue and a $24 million contribution from the Sirius XM settlement.  Licensing revenue benefited from higher sync activity and timing of neighboring rights distributions.  The improvement in artist services and expanded-rights revenue was due to the timing of concert tours.  On a regional basis, as-reported Recorded Music revenue saw strength around the globe with Europe the most significant exception driven largely by currency exchange rates.  Domestic Recorded Music digital revenue was $169 million or 57.7% of total domestic Recorded Music revenue.  Major sellers included Coldplay, Ed Sheeran, Enya, Johnny Hallyday and Jess Glynne.

Recorded Music operating income was $98 million up from $52 million in the prior-year quarter and operating margin was up 6.0 percentage points to 13.3% versus 7.3% in the prior-year quarter.  Adjusted operating margin rose 5.2 percentage points to 13.3% from 8.1% in the prior-year quarter.  OIBDA rose to $152 million from $111 million in the prior-year quarter and OIBDA margin rose 5.1 percentage points to 20.6%.  Adjusted OIBDA was $152 million versus $117 million in the prior-year quarter with Adjusted OIBDA margin up 4.2 percentage points to 20.6%.  The improvement in OIBDA and OIBDA margin were largely driven by higher revenue and revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$116	$119	-3%
Digital revenue	27	24	13%
Operating (loss) income	(13)	0	-
OIBDA(1)	5	17	-71%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue declined 2.5% (or increased 6.4% in constant currency).  Growth in digital revenue was offset by currency-related declines in performance and synchronization revenue as well as declines in mechanical revenue reflecting the ongoing shift to digital.

Music Publishing operating income was a loss of $13 million compared with $0 in the prior-year quarter, a result of expenses related to the Happy Birthday settlement, revenue decline, revenue mix, severance costs and timing of distributions in the prior-year quarter.  Music Publishing OIBDA declined by $12 million or 70.6% to $5 million, while Music Publishing OIBDA margin declined 10.0 percentage points to 4.3% from 14.3%, a result of the same factors that impacted operating income.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended December 31, 2015, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to December 31, 2015 and December 31, 2014 relate to the three-month periods ended December 25, 2015 and December 26, 2014, respectively.  For convenience purposes, the company continues to date its financial statements as of December 31. The fiscal year ended September 30, 2015 ended on September 25, 2015. For convenience purposes, the Company continues to date its balance sheet as of September 30.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended December 31, 2015 versus December 31, 2014
(dollars in millions)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	% Change
	(unaudited)	(unaudited)
Revenue	$849	$829	2%
Cost and expenses:
Cost of revenue	(449)	(445)	-1%
Selling, general and administrative expenses	(276)	(296)	7%
Amortization expense	(62)	(65)	5%
Total costs and expenses	$(787)	$(806)	2%
Operating income	$62	$23	-
Interest expense, net	(45)	(46)	2%
Other income (expense), net	8	(9)	-
Income (loss) before income taxes	$25	$(32)	-
Income tax benefit (expense)	3	(9)	-
Net income (loss)	$28	$(41)	-
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net income (loss) attributable to Warner Music Group Corp.	$27	$(42)	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at December 31, 2015 versus September 30, 2015
(dollars in millions)

	December 31,	September 30,
	2015	2015	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$278	$246	13%
Accounts receivable, net	408	349	17%
Inventories	41	42	-2%
Royalty advances expected to be recouped within one year	135	130	4%
Prepaid and other current assets	60	60	0%
Total current assets	$922	$827	11%
Royalty advances expected to be recouped after one year	202	195	4%
Property, plant and equipment, net	217	220	-1%
Goodwill	1,625	1,632	0%
Intangible assets subject to amortization, net	2,423	2,514	-4%
Intangible assets not subject to amortization	119	119	0%
Other assets	105	114	-8%
Total assets	$5,613	$5,621	0%
Liabilities and Equity
Current liabilities:
Accounts payable	$161	$173	-7%
Accrued royalties	1,131	1,087	4%
Accrued liabilities	297	296	0%
Accrued interest	47	58	-19%
Deferred revenue	202	206	-2%
Current portion of long-term debt	13	13	0%
Other current liabilities	36	24	50%
Total current liabilities	$1,887	$1,857	2%
Long-term debt	2,973	2,981	0%
Deferred tax liabilities, net	286	302	-5%
Other noncurrent liabilities	228	242	-6%
Total liabilities	$5,374	$5,382	0%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(713)	(740)	-4%
Accumulated other comprehensive loss, net	(192)	(167)	15%
Total Warner Music Group Corp. equity	$223	$221	1%
Noncontrolling interest	16	18	-11%
Total equity	239	239	0%
Total liabilities and equity	$5,613	$5,621	0%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended December 31, 2015 versus December 31, 2014
(dollars in millions)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$61	$35
Net cash used in investing activities	(18)	(37)
Net cash used in financing activities	(6)	(3)
Effect of foreign currency exchange rates on cash and equivalents	(5)	(7)
Net increase (decrease) in cash and equivalents	$32	$(12)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Income (Loss), Three Months Ended December 31, 2015 versus December 31, 2014
(dollars in millions)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	% Change
	(unaudited)	(unaudited)
OIBDA	$137	$102	34%
Depreciation expense	(13)	(14)	7%
Amortization expense	(62)	(65)	5%
Operating income	$62	$23	-
Interest expense, net	(45)	(46)	2%
Other income (expense), net	8	(9)	-
Income (loss) before income taxes	$25	$(32)	-
Income tax benefit (expense)	3	(9)	-
Net income (loss)	$28	$(41)	-
Less: Income attributable to noncontrolling interest	(1)	(1)	0%
Net income (loss) attributable to Warner Music Group Corp.	$27	$(42)	-
Operating income margin	7.3%	2.8%
OIBDA margin	16.1%	12.3%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three Months Ended December 31, 2015 versus December 31, 2014
(dollars in millions)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$62	$23	-
Depreciation and amortization expense	(75)	(79)	5%
Total WMG OIBDA	$137	$102	34%
Operating income margin	7.3%	2.8%
OIBDA margin	16.1%	12.3%

Recorded Music operating income - GAAP	$98	$52	89%
Depreciation and amortization expense	(54)	(59)	9%
Recorded Music OIBDA	$152	$111	37%
Recorded Music operating income margin	13.3%	7.3%
Recorded Music OIBDA margin	20.6%	15.5%

Music Publishing operating income (loss) - GAAP	$(13)	$-	-
Depreciation and amortization expense	(18)	(17)	-6%
Music Publishing OIBDA	$5	$17	-71%
Music Publishing operating income (loss) margin	-11.2%	0.0%
Music Publishing OIBDA margin	4.3%	14.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 6 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three Months Ended December 31, 2015 versus December 31, 2014
(dollars in millions)

For the Three Months Ended December 31, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Loss	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$62	$98	$(13)	$137	$152	$5	$28
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	-	-	-	-	-	-	-
PLG Restructuring Expense	-	-	-	-	-	-	-
Cost-Savings Initiatives	-	-	-	-	-	-	-
Corporate Headquarters Consolidation	-	-	-	-	-	-	-
Adjusted Results	$62	$98	$(13)	$137	$152	$5	$28

Adjusted Margin	7.3%	13.3%	-11.2%	16.1%	20.6%	4.3%

For the Three Months Ended December 31, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$23	$52	$-	$102	$111	$17	$(41)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	3	3	-	3	3	-	3
PLG Restructuring Expense	1	1	-	1	1	-	1
Cost-Savings Initiatives	4	2		4	2		4
Corporate Headquarters Consolidation	6	-	-	6	-	-	6
Adjusted Results	$37	$58	$-	$116	$117	$17	$(27)

Adjusted Margin	4.5%	8.1%	0.0%	14.0%	16.4%	14.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended December 31, 2015 versus December 31, 2014 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2014
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$293	$241	$241
Music Publishing	43	41	41
International revenue
Recorded Music	444	473	418
Music Publishing	73	78	68
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$849	$829	$764

Revenue by Segment:
Recorded Music
Physical	$248	$293	$268
Digital	322	272	256
Total Physical & Digital	570	565	524
Artist services & expanded-rights	83	76	68
Licensing	84	73	67
Total Recorded Music	737	714	659
Music Publishing
Performance	43	45	40
Mechanical	20	23	21
Synchronization	25	25	23
Digital	27	24	23
Other	1	2	2
Total Music Publishing	116	119	109
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$849	$829	$764

Total Digital Revenue	$348	$295	$278

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.   As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by (used in) operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended December 31, 2015 versus December 31, 2014
(dollars in millions)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014
	(unaudited)	(unaudited)
Net cash provided by operating activities	$61	$35
Less: Capital expenditures	10	24
Less: Net cash paid for investments	8	13

Free Cash Flow	$43	$(2)

###

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